Exhibit 99.1
 (Text of graph posted to Ashland Inc.'s website concerning
Ashland Distribution average sales per shipping day)

Average Sales per Shipping Day ($ in millions)

	2003	2004	2005	2006	2007	2008
January	10.842	11.777	15.187	15.959	15.445	17.177
February	11.555	12.575	15.530	16.412	16.333	16.794
March	11.607	12.549	15.524	15.910	15.520	17.574
April	11.806	13.302	15.631	17.034	16.592	17.319
May	11.469	13.442	15.664	16.459	15.905	17.809
June	11.710	13.282	14.971	16.552	16.377
July	11.042	13.166	14.774	16.194	15.948
August	11.379	13.707	14.535	15.925	16.762
September	11.540	14.062	16.319	16.695	17.328
October	11.453	14.340	15.870	16.000	16.109
November	12.262	15.234	16.688	16.537	17.169
December	10.174	13.772	14.991	13.963	14.506